           Exhibit 24.2

POWER OF ATTORNEY

          The undersigned director of Mainspring Communications, Inc., Lawrence P. Begley, hereby constitutes and appoints John Connolly and Mark Verdi, and each of them singly, with full power of substitution, his true and lawful attorneys-in-fact and agents to take any actions to enable Mainspring Communications, Inc. to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement filed on behalf of Mainspring Communications, Inc. in connection with the initial public offering of its Common Stock (File No. 333-30168) (the “Registration Statement”), including the power and authority to sign for the undersigned in his name in the capacity of Director of Mainspring Communications, Inc. and all amendments to the Registration Statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

June 16, 2000
/s/ Lawrence P. Begley

Lawrence P. Begley